UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

Innovative Food holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3845 Beck Blvd,. Suite 805, Naples, Florida	34114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 18, 2012, the registrant, acting through a newly created subsidiary (“Subsidiary”), entered into a Stock Purchase Agreement to acquire all of the issued and outstanding shares of Artisan Specialty Foods, Inc., an Illinois corporation (“Artisan”), from its owner, Mr. David Vohaska.  The purchase price was $1.2 million, with up to another $300,000 payable in the event certain financial milestones are met over the next one or two years.  Prior to the acquisition, Artisan was a vendor and had sold products to the registrant.

As part of the transaction, Mr. Vohaska entered into a two year employment agreement with Subsidiary to continue running the acquired business.  The agreement provides for an annual base salary of $120,000 in the first year and $140,000 in the second year.

Also as part of the acquisition of Artisan, the registrant entered into a three year lease for the premises where Artisan conducted its business prior to the acquisition described above.  The annual base rent under the lease ranges from approximately $100,000 to approximately $102,010. The landlord is Mr. and Mrs. David Vohaska.

This brief description of the terms of the Stock Purchase Agreement, Employment Agreement and Lease are subject to the terms of the full documents, copies of which are filed as an exhibit hereto.

Item 2.01.  Completion of Acquisition or Disposition of Assets

As described above, on May 18, 2012, the registrant acquired all of the issued and outstanding stock of Artisan.  Artisan is a leading supplier of niche gourmet food products in the Chicago area.  Artisan warehouses over 1,200 items and distributes products to over 450 customers, including some of the finest foodservice establishments in the Chicago area.  In addition, Artisan operates a bulk repacking facility at its warehouse in Chicago which it currently utilizes for select products.  Please see Item 1.01 above for details with respect to the purchase price and other relationships between the parties.

Item 9.01  Financial Statements and Exhibits

(a)           The financial statements required by this Item will be filed by an amendment to this report no later than 71 calendar days after the due date of this report.

(d)           Exhibits

Exhibit                      Description

10.1	Stock Purchase Agreement dated as of May 10, 2012 between the Registrant, Artisan Specialty Foods, Inc. and David Vohaska.

10.2	Lease dated May 7, 2012 between Artisan Specialty Foods, Inc. and David and Sherri Vohaska.

10.3	Employment Agreement dated May 10, 2012 between Artisan Specialty Foods, Inc. and David Vohaska.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: May 24, 2012	By: /s/ Sam Klepfish
Sam Klepfish, CEO

Exhibit Index

Exhibit                   Description

    10.1                         Stock Purchase Agreement dated as of May 10, 2012 between the Registrant, Artisan Specialty Foods, Inc. and David Vohaska.

    10.2                         Lease dated May 7, 2012 between Artisan Specialty Foods, Inc. and David and Sherri Vohaska.

    10.3                         Employment Agreement dated May 10, 2012 between Artisan Specialty Foods, Inc. and David Vohaska.